DSI REALTY INCOME FUND IX
                     (A California Real Estate Limited Partnership)


CONSOLIDATED BALANCE SHEETS(UNAUDITED)
JUNE 30, 1999 AND DECEMBER 31, 1998

                                          June 30,      December 31,
                                            1999             1998
ASSETS

CASH AND CASH EQUIVALENTS                $  695,648       $  633,690
PROPERTY, Net                             5,951,288        6,245,163

OTHER ASSETS                                 51,421           45,536

TOTAL                                    $6,698,357       $6,924,389

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

LIABILITIES                              $  688,453       $  727,790

MINORITY INTEREST IN
  REAL ESTATE JOINT VENTURE                 255,116          262,591

PARTNERS' EQUITY (DEFICIT):
     General Partners                       (79,893)         (78,101)
     Limited Partners                     5,834,681        6,012,109

  Total partners' equity                  5,754,788        5,934,008

TOTAL                                    $6,698,357       $6,924,389


See accompanying notes to consolidated financial statements(unaudited).

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 1999 AND 1998


                                         June 30,         June 30,
                                          1999             1998
REVENUES:

Rental income                            $  732,740       $  677,137
Interest                                      2,545            3,161
     Total revenues                         735,285          680,298

EXPENSES:

Operating                                   397,432          375,288
General and Administrative                   59,327           59,718
     Total expenses                         456,759          435,006

INCOME BEFORE MINORITY INTEREST
   IN INCOME OF REAL ESTATE
   JOINT VENTURE                            278,526          245,292

MINORITY INTEREST IN INCOME
   OF REAL ESTATE JOINT VENTURE             (29,576)         (27,036)

NET INCOME                               $  248,950       $  218,256


AGGREGATE NET INCOME ALLOCATED TO:
    Limited Partners                     $  246,460       $  216,073
    General Partners                          2,490            2,183

TOTAL                                    $  248,950       $  218,256

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                      $     8.03       $     7.04


LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              30,693           30,693

See accompanying notes to consolidated financial statements(unaudited).

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998


                                         June 30,         June 30,
                                           1999             1998

REVENUES:
Rental income                            $1,438,577       $1,334,665
Interest                                      5,051            5,495
Total revenue                             1,443,628        1,340,160

EXPENSES:
Operating                                   815,884          714,093
General and administrative                  131,679          134,572
Total expenses                              947,563          848,665

INCOME BEFORE MINORITY INTEREST IN
 INCOME OF REAL ESTATE JOINT VENTURE        496,065          491,495

MINORITY INTEREST IN INCOME OF REAL
 ESTATE JOINT VENTURE                       (55,225)         (51,824)

NET INCOME                                 $440,840         $439,671

AGGREGATE NET INCOME ALLOCATED TO:
 Limited Partners                          $436,432         $435,274
 General Partners                             4,408            4,397
TOTAL                                      $440,840         $439,671

NET INCOME PER LIMITED PARTNERSHIP UNIT      $14.22           $14.18

LIMITED PARTNERSHIP UNITS USED
 IN PER UNIT CALCULATION                     30,693           30,693


See accompanying notes to consolidated financial statements (unaudited).

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' EQUITY (UNAUDITED) FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                      GENERAL        LIMITED
                                      PARTNERS       PARTNERS       TOTAL


BALANCE AT JANUARY 1, 1998            ($73,905)     $6,427,489   $6,353,584

NET INCOME                               4,397         435,274      439,671
DISTRIBUTIONS                           (6,200)       (613,860)    (620,060)

BALANCE AT JUNE 30, 1998              ($75,708)     $6,248,903   $6,173,195

BALANCE AT JANUARY 1, 1999            ($78,101)     $6,012,109   $5,934,008

NET INCOME                               4,808         436,432      440,840
DISTRIBUTIONS                           (6,200)       (613,860)    (620,060)

BALANCE AT JUNE 30, 1999              ($79,893)     $5,834,681   $5,754,788


See accompanying notes to consolidated financial statements(unaudited).

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                        June 30,           June 30,
                                         1999               1998

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                             $ 440,840          $ 439,671

Adjustments to reconcile net
   income to net cash provided
   by operating activities:

     Depreciation                        293,875            293,875
     Loss on disposal of
       Property and equipment                  0                149
     Minority interest in income
       of real estate joint venture       55,225             51,824
     Changes in assets and
      	liabilities:
     Increase in other assets             (5,885)           (21,868)
     Decrease(increase)in liabilities    (39,337)             8,715

Net cash provided by
  operating activities                   744,718            772,366

CASH FLOWS FROM FINANCING ACTIVITIES -

     Distributions to partners          (620,060)          (620,060)
     Distributions paid to minority
       interest in real estate
       joint venture                     (62,700)           (73,800)
     Net cash used in
       financing activities             (682,760)          (693,860)

NET INCREASE IN CASH AND
     CASH EQUIVALENTS                     61,958             78,506

CASH AND CASH EQUIVALENTS:

     At beginning of period              633,690            496,565
     At end of period                  $ 695,648          $ 575,071


See accompanying notes to consolidated financial statements(unaudited).


DSI REALTY INCOME FUND IX
(A California Real Estate Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.   GENERAL

DSI Realty Income Fund IX (the "Partnership"), a limited partnership, has three general partners (DSI Properties, Inc., Robert J. Conway and Joseph W. Conway) and limited partners owning 30,693 limited partnership units.

The accompanying consolidated financial information as of June 30, 1999 and for the periods ended June 30, 1999, and 1998 is unaudited. Such financial information includes all adjustments which are considered necessary by the Partnership's management for a fair presentation of the results for the periods indicated.

2.   PROPERTY

The Partnership owns five mini-storage facilities located in Monterey Park and Azusa, California; Everett, Washington; and Romeoville and Elgin, Illinois. The Partnership also owns a 70% interest in a mini-storage facility in Aurora, Colorado. As of June 30, 1999, the total cost and accumulated depreciation of the mini-storage facilities are as follows:

        Land                                 $  2,729,790
        Buildings and equipment                10,975,901
        Total                                  13,705,691
        Less: Accumulated Depreciation        ( 7,754,403)
        Property - Net                       $  5,951,288

3.   NET INCOME PER LIMITED PARTNERSHIP UNIT

Net income per limited partnership unit is calculated by dividing the net income allocated to the limited partners by the number of limited partnership units outstanding during the period.